Exhibit 99.1

LTC Announces First Quarter Operating Results and Recent Transactions

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--May 3, 2010--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three months ended March 31, 2010 and announced that net income allocable to common stockholders for the first quarter was $6.7 million or $0.29 per diluted share which includes a $0.9 million provision for doubtful accounts related to a mortgage loan secured by a private school property. In a prior press release, the Company announced that on April 20, 2010, the Company received notice from a borrower that the borrower ceased operations at a private school property in Minnesota. The Company stated that prior to the notice the borrower was current with all loan payments. For the three months ended March 31, 2009, net income allocable to common stockholders was $8.0 million or $0.35 per diluted share which includes $0.6 million related to the repurchase of 109,484 shares of preferred stock. Revenues for the three months ended March 31, 2010, were $17.9 million versus $17.7 million for the same period last year.

During the three months ended March 31, 2010, the Company purchased a 120-bed skilled nursing property in Florida for a purchase price of $9.0 million. This property was leased to a third party operator under a 12-year triple net lease with two 10-year renewal options. The Company also purchased a 166-bed skilled nursing property in Texas for a purchase price of $7.9 million plus a capital improvement commitment and lease inducement payment totaling $0.3 million. This property was leased to a third party operator under a 10-year triple net lease with two five-year renewal options. Additionally, during the first quarter of 2010 the Company sold 365,000 shares of common stock under an equity distribution agreement to issue and sell, from time to time, up to $75.0 million in aggregated offering price of its common stock. The weighted average price for the 365,000 shares, including fees, was $26.45 per share, resulting in net proceeds of $9.7 million after $0.2 million of fees.

LTC also announced that, subsequent to March 31, 2010, construction began on an approximate 18,000 square foot addition to a skilled nursing property the Company owns in Kansas. The $4.0 million project will be funded under a pre-existing capital improvement commitment by the Company over the next nine months at a yield of 11%.

The Company also announced that it has entered into an agreement to purchase two properties in Virginia with a total of 227 skilled nursing beds, 46 assisted living units, and 47 independent living units for a total purchase price of $22.0 million and will enter into a 12-year triple net lease with a third party operator. The terms of the seller’s current financing required a 30-day prepayment notice which was given by the seller concurrently upon execution of the purchase agreement. This transaction is scheduled to close on or about June 1, 2010.

Subsequent to March 31, 2010, the Company paid off a $7.6 million mortgage loan secured by an assisted living property located in California. The retired debt had an interest rate of 8.7%. After this payoff, the Company has $3.7 million of secured debt outstanding which was funded with multifamily tax-exempt revenue bonds secured by five assisted living properties located in Washington. These bonds bear interest at a variable interest rate and mature in 2015. The weighted average interest rate as of March 31, 2010, including letter of credit fees, was 2.1%.

The Company will conduct a conference call on Tuesday, May 4, 2010, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended March 31, 2010. The conference call is accessible by dialing 877-485-3104. The international number is 201-689-8579. The earnings release will be available on our website. An audio replay of the conference call will be available from May 4, 2010 through May 17, 2010. Callers can access the replay by dialing 877-660-6853 or 201-612-7415 and entering account number 356 and encore pass code number 349615.

At March 31, 2010, LTC had investments in 100 skilled nursing properties, 104 assisted living properties and two schools in 29 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
	(unaudited)
Revenues:
Rental income	$15,610	$15,030
Interest income from mortgage loans	1,979	2,371
Interest and other income	276	315
Total revenues	17,865	17,716

Expenses:
Interest expense	401	892
Depreciation and amortization	3,860	3,701
Provisions for doubtful accounts	1,061	152
Operating and other expenses	1,973	1,733
Total expenses	7,295	6,478

Net income	10,570	11,238
Income allocated to non-controlling interests	(48)	(77)
Net income attributable to LTC Properties, Inc.	10,522	11,161

Income allocated to participating securities	(43)	(36)
Income allocated to preferred stockholders	(3,785)	(3,159)
Net income allocable to common stockholders	$6,694	$7,966

Net income allocable to common stockholders:
Basic earnings per common share	$0.29	$0.35
Diluted earnings per common share	$0.29	$0.35

Weighted average shares used to calculate earnings per common share:
Basic	23,283	23,059
Diluted	23,384	23,141

Reconciliation of Funds from Operations (“FFO”)

FFO is a supplemental measure of a real estate investment trust’s financial performance that is not defined by U.S. generally accepted accounting principles (or "GAAP"). Our management uses FFO as a supplemental measure of our operating performance and we believe FFO is helpful in evaluating the operating performance of real estate investment trusts. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical costs, which may be of limited relevance in evaluating current performance, FFO and FFO per share facilitate comparisons of operating performance between periods.

FFO is defined as net income allocable to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of assets plus real estate depreciation and amortization, with adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (or "NAREIT") definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other real estate investment trusts. FFO does not represent cash generated from operating activities in accordance with U.S. GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income allocable to common stockholders.

The following table reconciles net income allocable to common stockholders to FFO allocable to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended March 31,
	2010	2009
Net income allocable to common stockholders	$6,694	$7,966
Add: Real estate depreciation	3,860	3,701
FFO allocable to common stockholders	10,554	11,667
Less: Non-cash rental income	(764)	(990)
FFO excluding non-cash rental income	9,790	10,677
Add: Non-cash compensation charges	366	314
FFO excluding non-cash rental income and non-cash compensation charges	$10,156	$10,991

Basic FFO allocable to common stockholders per share	$0.45	$0.51
Diluted FFO allocable to common stockholders per share	$0.45	$0.50

Diluted FFO	$11,483	$12,618
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	25,608	25,413

Basic FFO excluding non-cash rental income per share	$0.42	$0.46
Diluted FFO excluding non-cash rental income per share	$0.42	$0.46

Diluted FFO excluding non-cash rental income	$10,671	$11,628
Weighted average shares used to calculate diluted FFO excluding non-cash rental income per share allocable to common stockholders	25,495	25,413

Basic FFO excluding non-cash rental income and non-cash compensation charges per share	$0.44	$0.48
Diluted FFO excluding non-cash rental income and non-cash compensation charges per share	$0.43	$0.47

Diluted FFO excluding non-cash rental income and non-cash compensation charges	$11,085	$11,942
Weighted average shares used to calculate diluted FFO excluding non-cash rental income and non-cash compensation charges per share allocable to common stockholders	25,608	25,413

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2010 — $149,014; 2009 — $145,180	$349,923	$337,719
Land	38,026	36,561
Mortgage loans receivable, net of allowance for doubtful accounts: 2010 — $1,508; 2009 — $704	68,155	69,883
Real estate investments, net	456,104	444,163
Other Assets:
Cash and cash equivalents	19,210	8,856
Debt issue costs, net	484	476
Interest receivable	1,470	1,964
Straight-line rent receivable, net of allowance for doubtful accounts: 2010 — $849; 2009 — $631	18,021	17,309
Prepaid expenses and other assets	8,422	8,663
Notes receivable	1,857	2,689
Marketable securities	6,474	6,473
Total Assets	$512,042	$490,593

LIABILITIES
Bank borrowings	$28,500	$13,500
Mortgage loans payable	7,641	7,685
Bonds payable	3,730	4,225
Accrued interest	110	102
Accrued expenses and other liabilities	7,047	7,801
Distributions payable	2,967	2,967
Total Liabilities	49,995	36,280

EQUITY
Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2010 — 7,932; 2009 — 7,932	186,801	186,801
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2010 — 23,794; 2009 — 23,312	238	233
Capital in excess of par value	336,337	326,163
Cumulative net income	588,151	577,629
Other	362	390
Cumulative distributions	(651,804)	(638,884)
Total LTC Properties, Inc. Stockholders' Equity	460,085	452,332

Non-controlling interests	1,962	1,981
Total Equity	462,047	454,313
Total Liabilities and Equity	$512,042	$490,593

LTC PROPERTIES, INC.
SUPPLEMENTAL INFORMATION
(Unaudited, amounts in thousands)

Non-Cash Revenue Components

	1Q10	2Q10(1)	3Q10(1)	4Q10(1)	1Q11(1)
Straight-line rent	$930	$916	$827	$534	$384
Amort. Lease break fee	(166)	(167)	(167)	(167)	(167)
Net	$764	$749	$660	$367	$217

(1)	Projections based on current in-place leases and do not assume any increase in straight-line rent from additional acquisitions.

Maturities

	2010		2011	2012	2013	2014
Lease Maturities	—		1 lease on 1 property	3 leases on 3 properties	2 leases on 2 properties	4 leases on 41 properties

Mortgage Loan Receivable Maturities (1)	$—		$7,301	$2,221	$16,214	$6,996

Debt Maturities (2)	$7,626	(2)	$—	$—	$—	$—

(1)	Represents principal amount due at maturity.
(2)	Subsequent to March 31, 2010, the Company paid off this 8.7% fixed interest rate mortgage loan. Represents principal amount paid at payoff.
Note:	At March 31, 2010, the Company had a floating rate debt balance of $3,730 at an all-in floating rate of 2.1%. This debt amortizes to $720 which is due in 2015 and is redeemable at anytime.

Portfolio Snapshot

			Three months ended March 31, 2010		% of Revenues (3)	Number of Properties	Number of Beds/ Units (1)	Investment per Bed/Unit
Type of Property	Gross Investments	% of Investments	Rental Income	Interest Income (2)
Assisted Living Properties	$295,420	48.7%	$7,865	$760	49.0%	104	4,790	$61.67
Skilled Nursing Properties	298,186	49.2%	7,445	1,142	48.8%	100	11,605	$25.69
Schools	13,020	2.1%	300	77	2.2%	2	N/A	N/A
Totals	$606,626	100.0%	$15,610	$1,979	100.0%	206	16,395

(1)	See the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Item 1. Business General – Owned Properties for discussion of bed/unit count.
(2)	Includes interest income from mortgage loans.
(3)	Includes rental income and interest income from mortgage loans.

LTC PROPERTIES, INC.
SUPPLEMENTAL INFORMATION
(Unaudited, amounts in thousands)

Balance Sheet Metrics

	Quarter Ended
	3/31/10		12/31/09		9/30/09		6/30/09		3/31/09

Debt to book capitalization ratio	7.9%	(1)	5.3%	(1)	2.6%	(5)	5.3%	(7)	7.3%
Debt & Preferred Stock to book capitalization ratio	45.2%	(1)	44.2%	(1)	42.6%	(5)	44.1%	(7)	45.2%

Debt to market capitalization ratio	4.6%	(1)	3.0%	(1)	1.6%	(5)	3.8%	(7)	5.9%
Debt & Preferred Stock to market capitalization ratio	26.1%	(1)	25.1%	(3)	25.3%	(5)	29.5%	(7)	32.8%

Interest coverage ratio(8)	37.0x	(2)	40.8x	(4)	45.2x	(6)	18.7x	(6)	17.7x
Fixed charge coverage ratio(8)	3.5x	(2)	3.6x	(4)	3.7x	(6)	3.3x		3.4x

(1)	Increase primarily due to the increase in bank borrowing.
(2)	Decrease primarily due to the increase of $0.9 million in provision for doubtful accounts related to a mortgage loan secured by a private school property located in Minnesota. On April 20, 2010, the borrower notified us that they ceased operations. Prior to that notice, the borrower was current with all loan payments.
(3)	Decrease primarily due to the increase in market capitalization partially offset by the increase in bank borrowing.
(4)	Decrease primarily due to the increase in operating and other expenses relating to transaction costs incurred on the acquisition of three assisted living properties in November of 2009.
(5)	Decrease primarily due to the repayment of $23.9 million of mortgage debt in June and July of 2009.
(6)	Increase primarily due to the decrease in interest expense relating to the repayment of debt.
(7)	Decrease primarily due to the repayment of $15.8 million on two mortgage loans secured by 10 assisted living properties located in various states.
(8)

In calculating our interest coverage and fixed charge coverage ratios above, we use EBITDA, which is a financial measure not derived in accordance with U.S. generally accepted accounting principles (non-GAAP financial measure). Our coverage ratios indicate our ability to service interest expense and fixed charges (interest plus preferred dividends). Leverage ratios and coverage ratios are widely used by investors, analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDA is not an alternative to net income, operating income, income from continuing operations or cash flows from operating activities as calculated and presented in accordance with U.S. GAAP. You should not rely on EBITDA as a substitute for any such U.S. GAAP financial measures or consider it in isolation, for the purpose of analyzing our financial performance, financial position or cash flows. Net income is the most directly comparable GAAP measure to EBITDA. Below are a reconciliation of net income to EBITDA and the calculation of the interest coverage and fixed charge coverage ratios disclosed above:

	Quarter Ended
	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09

Net income	$10,570	$11,056	$11,326	$10,740	$11,238
Add: Interest Expense	401	372	340	814	892
Add: Depreciation and amortization	3,860	3,733	3,694	3,694	3,701
Total EBITDA	$14,831	$15,161	$15,360	$15,248	$15,831

Interest expense	$401	$372	$340	$814	$892

Interest coverage ratio	37.0x	40.8x	45.2x	18.7x	17.7x

Interest expense	$401	$372	$340	$814	$892
Preferred stock dividends	3,785	3,785	3,785	3,786	3,785
Total fixed charges	$4,186	$4,157	$4,125	$4,600	$4,677

Fixed charge coverage ratio	3.5x	3.6x	3.7x	3.3x	3.4x

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
805-981-8655